August 27, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Re:           Registrant: Prudential Annuities Life Assurance Corporation
Principal Underwriter: Prudential Annuities Distributors, Inc.
Registration Statement on Form S-3, Registration No. 333-___________

Dear Sir or Madam:

Acceleration of the above-referenced registration statement to September 15, 2014 is hereby requested pursuant to Rule 461 of Regulation C.

We represent and acknowledge that:

•	Should the Commission or the Staff, acting pursuant to delegated authority, declare the filing effective, it does not foreclose the Commission from taking any action with respect to the filing;

•	The Registrant is responsible for the adequacy and accuracy of the disclosure in the filing;

•
The Staff’s comments, the Registrant’s changes to the disclosure in response to the Staff’s comments, or the action of the Commission or the Staff, acting pursuant to delegated authority, in declaring the filing effective, does not relieve the Registrant from this responsibility; and

•	The Registrant may not assert this action or the Staff’s comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Sincerely,

Prudential Annuities Life Assurance Corporation                                                                                       Prudential Annuities Distributors, Inc.

/s/ William J. Evers	/s/ John Rosero
William J. Evers Vice President and Corporate Counsel	John Rosero Vice President

cc:           Sally Samuel, SEC